Exhibit 2

CONFIDENTIAL TREATMENT REQUESTED

The asterisked (“*”) portions of this document have been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Confidential

Amendment No.3 to
CONTRACT INTELSAT-2835

Between

Intelsat LLC
14 Dundonald Street West
Hamilton, Bermuda HM 09

and

Lockheed Martin Commercial Launch Services, Inc.
1660 International Drive, Suite 800
McLean, VA 22102

for

Intelsat X Spacecraft
Launch and Associated Services

Date: 23 July 2003

Asterisks (“*”) indicate omitted material pursuant
to a request for confidential treatment

Confidential

     This Amendment No. 3 is entered into this 23rd day of July 2003 (“Effective Date”) by and between Intelsat LLC, a Delaware limited liability company, having its office at 14 Dundonald Street West, Hamilton, Bermuda HM 09 (hereinafter referred to as “Intelsat” or “Customer”) and Lockheed Martin Commercial Launch Services, Inc., a Corporation registered under the laws of the State of Delaware, having its office at 1660 International Drive, Suite 800, McLean, VA 22102 (hereinafter referred to as the “Contractor” or “Launch Services Contractor (LSC)”).

     WITNESSETH THAT:

     WHEREAS, the Parties entered into Contract Intelsat-2835, dated 10 January 2002, hereinafter referred to as the “Contract”; and

     WHEREAS, the Parties entered into Contract Amendments Nos. 1 and 2 on 10 May 2002 and 4 September 2002 respectively; and

     WHEREAS, Intelsat and the Contractor have agreed to revise milestone number four to reflect an alternative approach to the 112% thrust upgrade of the Proton first stage engines; and

     WHEREAS, Intelsat and the Contractor have agreed to modify the Launch Period of Firm Launch No.1 to be compatible with the estimated delivery and launch date of the Intelsat X Spacecraft:

     NOW THEREFORE, the Parties agree that Contract Intelsat-2835 is hereby amended as follows:

1.	Amend ARTICLE 3 — SCHEDULE FOR DELIVERY OF LAUNCH SERVICES as follows:

Amendment No. 3 to
Intelsat-2835

Asterisks (“*”) indicate omitted material pursuant to a request for confidential treatment

Confidential

Delete the text set forth in Subsection 3.1.1 in its entirety and insert in lieu thereof:

3.1.1	Firm Launch Services	Launch Period

	Firm Launch No. 1	*****************

2.	Amend ARTICLE 8 — PAYMENT FOR LAUNCH SERVICES as follows:

a)	Delete Table 8 -1 Firm Launch No.1 Payment Schedule in its entirety and insert in lieu thereof:

Table 8 — 1 Firm Launch No.1 Payment Schedule

Payment Number	Due Date	Percent Of Contract Price	$ Amount

**********************************

Total	******	******

**********************************

Amendnment No. 3 to
INTEL — 2835

Asterisks (“*”) indicate omitted material pursuant to a request for confidential treatment

Confidential

b)	Delete Table 8 — 4 Milestone Events in its entirety and insert in lieu thereof:

Table 8 — 4 Milestone Events

Milestone No.	****************	*********	**************

*	********	*****	*****
*	********	*****	*****
*	********	*****	*****
*	********	*****	*****

****************************************

3.	Amend ARTICLE 12 — NOTICES/COMMUNICATIONS AND DELIVERY OF DATA as follows:

Delete the table set forth in Section 12.1 in its entirety and insert in lieu thereof:

Applicable Notices, Reports & Invoices	Receiving Intelsat LLC Entity and Address

Original Contract Notices Copies of following Deliverable Items: Interface Control Document (ICD) and all updates and revisions	Intelsat LLC c/o Intelsat (Bermuda), Ltd. Attn: Elizabeth Scheid Director of Contracts 14 Dundonald Street West Hamilton HM 09 BERMUDA Telephone: +1 441 294-1652 Facsimile: +1 441 292-8300

Amendment no. 3 to
INTEL -2835

Asterisks (“*”) indicate omitted material pursuant to a request for confidential treatment

Confidential

Copies of Contract Notices	Intelsat Global Service Corporation
Attn: Richard Parker, Sr. Contracts Officer
Major Programs Department (Mail Stop 25)
3400 International Drive, N.W.
Washington D.C. 20008-3006 U.S.A.
Telephone: (202) 944-7090
Facsimile: (202) 944-7266

Reports and Deliverables*	Intelsat Global Service Corporation Attn: Mr. Terry Edwards, Director, LSPM 3400 International Drive, N.W. Washington D.C. 20008-3006 U.S.A. Telephone: (202) 944-7254 Facsimile: (202) 944-7897

Reports and Deliverables**	Intelsat Global Service Corporation
Attn: Data Control Specialist
Export Compliance Department (Mail Stop 33A)
3400 International Drive, N.W.
Washington D.C. 20008-3098 U.S.A.
Telephone: (202) 944-7144

Original Invoices	Intelsat LLC c/o Intelsat Global Service Corporation Accounts Payable (Mail Stop 14B) 3400 International Drive, N.W. Washington D.C. 20008-3098 U.S.A.

* The Contractor shall deliver Non-ITAR-Controlled Reports and Deliverables and ITAR controlled “Functional design level data” (as defined in Section 26.6) to Intelsat Global Service Corporation’s LSPM Department.

** The Contractor shall only deliver ITAR-Controlled “Detailed design and manufacturing know-how data” (as defined in Section 26.6) to Intelsat Global Service Corporation’s Export Compliance Department. The Contractor shall also deliver ITAR controlled “Functional design level data.”

4.	Amend EXHIBIT B (PROTON) ATTACHMENT ONE RISK MITIGATION MILESTONES PROTON ENHANCEMENTS as follows:

Delete MILESTONE NUMBER FOUR (M4) in its entirety and insert in lieu thereof:

Amendment No. 3 to
INTEL -2835

Asterisks (“*”) indicate omitted material pursuant to a request for confidential treatment

Confidential

MILESTONE NUMBER FOUR (M4)

***********************************

     EXCEPT as specifically modified in Amendment No. 3 herein, all other terms and conditions of the Contract shall remain in full force and effect.

Amendment No. 3 to
INTEL -2835

Asterisks (“*”) indicate omitted material pursuant to a request for confidential treatment

Confidential

     IN WITNESS WHEREOF, the parties have, as their free acts and deeds, caused this Amendment No. 3 to be executed by their respective duly authorized representatives.

Lockheed Martin Commercial Launch Services (LMCLS) (“Contractor”)	Intelsat LLC (“Intelsat”)

By:/s/ Leonard R. Dest	By:/s/ Ramu Potarazu
(Signed)

Leonard R. Dest	Ramu Potarazu

(Typed)	(Typed)

Executive Vice President	President

(Title)	(Title)

23 July 2003	23 July 2003

Date	Date

Amendment No. 3 to
INTEL -2835